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                                                                  Exhibit 4(vii)



UNISEX BENEFITS AND PAYMENTS
ENDORSEMENTS

The Contract to which this Endorsement is attached is amended as follows:

1. The sex of the annuitant, Co-Annuitant or other payee shall have no affect on the benefits or any payments under this Contract, Any reference to this Contract to the sex of the Annuitant, Co-Annuitant or other payee is deleted by this Endorsement.


Endorsed on the Date of Issue of this Contract.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK


/s/ A. Scott Logan
-------------------------------
President










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                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             Option 1: Life Annuity


Option 1(A):  Non-Refund                         Option 1(B): 10-Year Certain
-------------------------------               ----------------------------------

   Adjusted Age                               Adjusted Age
   of Annuitant       Annuitant               of Annuitant          Annuitant
-------------------------------               ----------------------------------

        55               4.23                      55                  4.19
        60               4.64                      60                  4.57
        65               5.20                      65                  5.05
        70               5.94                      70                  5.65
        75               6.91                      75                  6.35
        80               8.21                      80                  7.13
        85               9.94                      85                  7.90



                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                               Age of Co-Annuitant
--------------------------------------------------------------------------------
Adjusted
Age of           10 Years     5 Years         Same          5 Years       10 Years
Annuitant        Younger      Younger         Age           Older         Older
--------------------------------------------------------------------------------

55                 3.24         3.38          3.53          3.69          3.83
60                 3.40         3.58          3.78          3.98          4.16
65                 3.61         3.85          4.10          4.36          4.61
70                 3.88         4.19          4.53          4.88          5.20
75                 4.23         4.64          5.10          5.57          6.00
80                 4.70         5.26          5.88          6.51          7.06
85                 5.34         6.09          6.94          7.76          8.43



Option 2(B): 10 Year Certain

                               Age of Co-Annuitant
--------------------------------------------------------------------------------
Adjusted
Age of            10 Years    5 Years         Same          5 Years       10 Years
Annuitant         Younger     Younger          Age          Older         Older
--------------------------------------------------------------------------------

55                3.24         3.38           3.53          3.69          3.83
60                3.40         3.58           3.78          3.98          4.16
65                3.61         3.85           4.10          4.36          4.59
70                3.88         4.18           4.52          4.86          5.16
75                4.23         4.63           5.07          5.50          5.86
80                4.68         5.21           5.78          6.30          6.69
85                5.27         5.95           6.62          7.18          7.56
--------------------------------------------------------------------------------



Monthly installments for ages not shown will be furnished on request.